As filed with the Securities and Exchange Commission on August 17, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933
LEAFLY HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	84-2266022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
111 South Jackson Street, Suite 531
Seattle, Washington 98104
(Address of Principal Executive Offices, including zip code)

The Leafly Holdings, Inc. 2021 Equity Incentive Plan
The Leafly Holdings, Inc. 2018 Equity Incentive Plan
(Full title of the plans)

Yoko Miyashita
Chief Executive Officer
111 South Jackson Street, Suite 531
Seattle, Washington 98104
(206) 455-9504
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Allison Handy
Kelly Reinholdtsen
Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, Washington 98101
(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of common stock, par value $0.0001 per share (“Common Stock”), of Leafly Holdings, Inc. (the “Registrant” or the “Company”) formerly known as Merida Merger Corp., the Registrant’s legal predecessor and a special purpose acquisition company (“Merida”) on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current employees, directors, and/or officers of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock acquired by or issuable to the Selling Securityholders pursuant to equity awards and does not necessarily represent an intention to sell any or all such shares of Common Stock. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold by means of the Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

On February 4, 2022 (the “Closing Date”), the Registrant consummated its previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 (the “Merger Agreement”), by and among Merida, Merida Merger Sub, Inc. (“Merger Sub I”), Merida Merger Sub II, LLC (“Merger Sub II”) and Leafly Holdings, Inc., a Washington corporation (“Legacy Leafly”). Pursuant to the Merger Agreement and in connection therewith, at the Closing, among other things, (i) Merger Sub I merged with and into Legacy Leafly (the “Initial Merger”), with Legacy Leafly being the surviving entity (the “Initial Surviving Company”) of the Initial Merger and Legacy Leafly’s shareholders receiving Common Stock, in exchange for their equity securities of Legacy Leafly, and (ii) immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the Initial Surviving Company merged with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Final Merger as a limited liability company named Leafly, LLC (the “Final Surviving Company”). In connection with the Closing, the registrant changed its name from “Merida Merger Corp. I” to “Leafly Holdings, Inc.” As a result of the Business Combination and such name change, Legacy Leafly became a wholly owned subsidiary of the Company, with the securityholders of Legacy Leafly becoming securityholders of the Company.

REOFFER PROSPECTUS
3,521,999 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 3,521,999 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Leafly Holdings, Inc. (the “Company”). This Reoffer Prospectus covers the Shares acquired by or issuable to the Selling Securityholders pursuant to stock options assumed by the Company under the Leafly Holdings, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and equity awards granted under the Leafly Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers that the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on Nasdaq Global Market of the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “LFLY.” On August 16, 2022, the last quoted sale price for our Common Stock as reported on Nasdaq was $2.04 per share.

The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is August 17, 2022.

TABLE OF CONTENTS

ABOUT THIS REOFFER PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
SELLING SECURITYHOLDERS	5
PLAN OF DISTRIBUTION	6
LEGAL MATTERS	8
EXPERTS	8
INFORMATION INCORPORATED BY REFERENCE	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	9

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about our Company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this Reoffer Prospectus. You should read both this Reoffer Prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this Reoffer Prospectus titled “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Leafly,” “Company,” “Registrant,” “we” “us” and “our” in this Reoffer Prospectus to refer to Leafly Holdings, Inc. and its consolidated subsidiaries.

LEAFLY HOLDINGS, INC.

Overview

    Leafly’s mission is to help people discover cannabis. We endeavor to serve as the world’s most trusted destination to discover and shop for legal cannabis. The company was founded in 2010 with the objective to demystify cannabis, a product that lived in the shadows through decades of prohibition. More than 100 million unique visitors access Leafly each year to learn more about legal cannabis, discover what products are right for them, and to shop with regulation-compliant local businesses. Through helping people navigate their cannabis journey, Leafly helps millions of consumers discover the benefits of cannabis.

Leafly began as a platform to provide consumers with trusted cannabis information. Since then, Leafly has evolved into a content-first, community-driven, multi-sided marketplace that connects consumers to cannabis brands and licensed retailers. We offer cannabis retailers and brands subscription-based marketplace listings that provide our broad-based cannabis audience with information, reviews, menus, and ordering and delivery options through legal retailers. Our audience - which averaged more than 10 million MAUs in 2021 - chooses Leafly for our unique, original content and data.

Our website address is www.leafly.com. The information on, or that can be accessed through, our website is not part of this Reoffer Prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock.

Background

On February 4, 2022 (the “Closing Date”), Leafly consummated its previously announced merger pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Merida Merger Corp., Leafly’s legal predecessor and a special purpose acquisition company (“Merida”), Merida Merger Sub, Inc. (“Merger Sub I”), Merida Merger Sub II, LLC (“Merger Sub II”) and Leafly Holdings, Inc., a Washington corporation (“Legacy Leafly”). Pursuant to the Merger Agreement and in connection therewith, at the Closing, among other things, (i) Merger Sub I merged with and into Legacy Leafly (the “Initial Merger”), with Legacy Leafly being the surviving entity (the “Initial Surviving Company”) of the Initial Merger and Legacy Leafly’s shareholders receiving Common Stock, in exchange for their equity securities of Legacy Leafly, and (ii) immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the Initial Surviving Company merged with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Final Merger as a limited liability company named Leafly, LLC (the “Final Surviving Company”). In connection with the Closing, the registrant changed its name from “Merida Merger Corp. I” to “Leafly Holdings, Inc.” As a result of the Business Combination and such name change, Legacy Leafly became a wholly owned subsidiary of Leafly, with the securityholders of Legacy Leafly becoming securityholders of Leafly.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are not otherwise applicable to public companies. These provisions include, but are not limited to:

•being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•not being required to comply with the auditor attestation requirements on the effectiveness of our internal control over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);
•reduced disclosure obligations regarding executive compensation arrangements; and
•exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this Reoffer Prospectus is a part, including information incorporated by reference herein, and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies; however, we may adopt certain new or revised accounting standards early. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards during the period in which we remain an emerging growth company. It is possible that some investors will find our Common Stock less attractive as a result, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to (1) 2,679,475 shares of Common Stock acquired by or issuable to the Selling Securityholders pursuant to awards granted under the 2018 Plan and (2) 842,524 shares of Common Stock acquired by or issuable to the Selling Securityholders pursuant to awards granted under the 2021 Plan. Subject to the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

RISK FACTORS

Our business is subject to numerous risks and uncertainties. In addition to the risks highlighted below under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 31, 2022 and incorporated by reference herein, and in subsequent reports we file with the SEC. The occurrence of one or more of the events or circumstances described in this Reoffer Prospectus and incorporated by reference herein, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this Reoffer Prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” or similar words. These forward-looking statements include all matters that are not historical facts. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should read statements that contain these words carefully because they:

•discuss future expectations;
•contain projections of future results of operations or financial condition; or
•state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which the statements are made.

All forward-looking statements included or incorporated by reference herein attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Except to the extent required by applicable laws and regulations, the Company undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

There may be events in the future that the Company is not able to predict accurately or over which it has no control. The sections in our periodic reports incorporated by reference herein entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other cautionary language discussed in this Reoffer Prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by the Company in such forward-looking statements. These examples include:

•the Company’s inability to raise sufficient capital to execute its business plan;
•the size, demands and growth potential of the markets for the Company’s products and services and the Company’s ability to serve those markets;
•the impact of worldwide economic conditions, including the resulting effect on consumer spending at local businesses and the level of advertising spending by local businesses;
•the degree of market acceptance and adoption of the Company’s products and services;
•the Company’s ability to attract and retain customers;
•the Company’s ability to raise financing in the future;
•the Company’s success in retaining or recruiting officers, key employees or directors;

•the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law; and
•factors relating to the business, operations and financial performance of the Company and its subsidiaries.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors incorporated by reference herein. Forward-looking statements reflect current views about the Company’s plans, strategies and prospects, which are based on information available as of the date on which the statements are made. Except to the extent required by applicable law, the Company undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of August 17, 2022 (the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by them prior to the offer of the securities pursuant to this Reoffer Prospectus, the aggregate number of shares of Common Stock that they may offer pursuant to this Reoffer Prospectus, and the number of shares of Common Stock beneficially owned by them after the sale of the shares offered hereby, assuming that the Selling Securityholders sell all of the shares covered by this Reoffer Prospectus.

The applicable percentage ownership of Common Stock is based on approximately 39,883,993 shares of our Common Stock issued and outstanding as of August 5, 2022.

The Selling Securityholders acquired or will acquire the shares of Common Stock being offered pursuant to our 2018 Plan or our 2021 Plan. The shares of Common Stock offered by the Selling Securityholders hereunder consist of an aggregate of (i) 15,132 shares of Common Stock and (ii) 3,506,867 shares of Common Stock that may be issuable upon the exercise of stock options or vesting and settlement of restricted stock unit awards (“RSUs”).

The Selling Securityholders may sell any, all, or none of the shares of Common Stock that may be offered pursuant to this Reoffer Prospectus, and we do not know when or in what amounts the Selling Securityholders may sell their Common Stock.

The amount of shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over the security, including options and warrants that are currently exercisable or become exercisable within 60 days of the Determination Date and RSUs that vest or are eligible for settlement within 60 days of the Determination Date. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
Except as listed otherwise below, the business address of those listed in the table below is c/o Leafly Holdings, Inc., 111 S. Jackson Street, Suite 531, Seattle, Washington 98104.

	Securities Beneficially Owned Prior to This Offering		Securities to be Beneficially Owned After This Offering(1)
Name of Selling Securityholder	Shares of Common Stock	Number of Shares of Common Stock Being Offered(2)	Shares of Common Stock	% of Total Voting Power After This Offering(2)
Michael Blue(3)	2,936,094	27,528	2,927,772	7.3%
Kimberly Boler(4)	13,917	188,039	160	*
Cassandra Chandler(5)	6,402	25,608	-	-
David Cotter(6)	212,389	354,902	-	-
Blaise Judja-Sato(5)	6,402	25,608	-	-
Suresh Krishnaswamy(7)	26,516	349,473	-	-
Peter Lee(8)	585,385	25,608	578,983	1.4%
Sam Martin(9)	316,737	556,963	13,278	*
Yoko Miyashita(10)	731,140	1,927,530	23,402	*
Alan Pickerill(5)	6,402	25,608	-	-
Named Selling Securityholders(11)	83,373	15,132	71,854	*

* Less than one percent
(1)Assumes that all shares of Common Stock held by each Selling Securityholder and being offered under this Reoffer Prospectus are sold (and that shares not being offered under this Reoffer Prospectus are not sold), and that no Selling Securityholder will acquire additional shares of Common Stock before the completion of this offering.
(2)The number of shares of Common Stock being offered reflects all shares of Common Stock acquired or issuable to a Selling Securityholder pursuant to applicable equity award grants previously made, irrespective of whether such grants are vested or settled in shares as of the Determination Date or will become vested or settled in shares within 60 days after the Determination Date hereunder.
(3)Beneficial ownership prior to this offering consists of 2,927,772 shares of Common Stock. The shares being offered consist of 27,528 shares of Common Stock that may be issuable upon the settlement of RSUs. Mr. Blue is a director and the Chairman of the Board of the Company. Mr. Blue previously served as Treasurer of Legacy Leafly from 2011 to 2019 and as a director of Legacy Leafly from 2011 through the Closing Date.
(4)Beneficial ownership prior to this offering consists of 160 shares of Common Stock, 1,000 shares of Common Stock that may be issuable upon the settlement of RSUs within 60 days of the Determination Date and 12,757 shares of Common Stock that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 87,758 shares of Common Stock that may be issuable upon the settlement of RSUs and 100,281 shares of Common stock that may be issued upon the exercise of stock options. Ms. Boler is the General Counsel of the Company. Ms. Boler previously served as General Counsel of Legacy Leafly from September 2021 through the Closing Date.
(5)Beneficial ownership prior to this offering consists of 6,402 shares of Common Stock that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 25,608 shares of Common Stock that may be issuable upon the settlement of RSUs. This individual is a director of the Company.
(6)Beneficial ownership prior to this offering consists of 212,389 shares of Common Stock that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 26,570 shares of Common Stock that may be issuable upon the settlement of RSUs and 328,332 shares of Common Stock that may be issued upon the exercise of stock options. Mr. Cotter is the Chief Product Officer of the Company. Mr. Cotter previously served as Chief Product Officer of Legacy Leafly from August 2019 through the Closing Date.
(7)Beneficial ownership prior to this offering consists of 1,000 shares of Common Stock that may be issuable upon the settlement of RSUs within 60 days of the Determination Date and 25,516 shares that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 148,907 shares of Common Stock that may be issuable upon the settlement of RSUs and 200,566 shares of Common Stock that may be issued upon the exercise of stock options. Mr. Krishnaswamy is the Chief Financial Officer of the Company. Mr. Krishnaswamy previously served as Chief Financial Officer of Legacy Leafly from September 2021 through the Closing Date.
(8)Beneficial ownership prior to this offering consists of 251,573 shares of Common Stock, 6,402 shares of Common Stock that may be issuable upon the settlement of RSUs within 60 days of the Determination Date, and 327,410 shares that may be issued upon the exercise of warrants within 60 days of the Determination Date. The shares being offered consist of 25,608 shares of Common Stock that may be issuable upon the settlement of RSUs. Mr. Lee is a director of the Company. Mr. Lee served as Merida’s President from August 2019 through the Closing Date and Merida’s Chief Financial Officer, Secretary and a member of Merida’s board of directors from September 2019 through the Closing Date.
(9)Beneficial ownership prior to this offering consists of 13,278 shares of Common Stock, 101,513 shares of Common Stock that may be issuable upon the settlement of RSUs within 60 days of the Determination Date and 201,946 shares that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 270,072 shares of Common Stock that may be issuable upon the settlement of RSUs and 286,891 shares of Common Stock that may be issued upon the exercise of stock options. Mr. Martin is the Chief Operating Officer of the Company. Mr. Martin previously served as Chief Operating Officer of Legacy Leafly from August 2021 through the Closing Date and served in various roles at Legacy Leafly prior to that, including Interim Chief Executive Officer from August 2018 through March 2019, Chief Strategy Officer until March 2020, and Chief Revenue Officer until July 2021.
(10)Beneficial ownership prior to this offering consists of 23,402 shares of Common Stock and 707,738 shares that may be issued upon the exercise of stock options within 60 days of the Determination Date. The shares being offered consist of 179,257 shares of Common Stock that may be issuable upon the settlement of RSUs and 1,748,273 shares of Common Stock that may be issued upon the exercise of stock options. Ms. Miyashita is the Chief Executive Officer and a director of the Company. Ms. Miyashita previously served as Chief Executive Officer of Legacy Leafly from August 2020 through the Closing Date and served as General Counsel of Legacy Leafly from May 2019.
(11)Includes the following named non-affiliate Selling Securityholders, each of whom owns at least 1,000 shares of Common Stock issued pursuant to an employee benefit plan that are being offered pursuant to this Reoffer Prospectus in the amount listed opposite their name: Nickolas Jikomes, 1,110 shares; and Sarah Stewart, 14,022 shares.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or
•through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or
•negotiated prices.

These sales may be effected in one or more transactions:

•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•any other method permitted by applicable law; or
•through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Perkins Coie LLP, Seattle, Washington.

EXPERTS

The financial statements of Leafly Holdings, Inc. as of December 31, 2021 and 2020, incorporated by reference in this Reoffer Prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report thereon. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

1)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022, as amended on Form 10-K/A on May 2, 2022;

(2)     the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 (filed on May 16, 2022) and June 30, 2022 (filed on August 12, 2022);

(3)     the Registrant’s Current Reports on Form 8-K filed on January 12, 2022, February 1, 2022, February 10, 2022 (as amended on March 31, 2022, which amendment contains the audited financial statements for Legacy Leafly’s latest fiscal year for which such statements have been filed), March 18, 2022, May 4, 2022, and July 15, 2022 (excluding any portions of the report deemed to have been furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

(4)     the description of the Registrant’s common stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Reoffer Prospectus and prior to the filing of a post-effective amendment to the registration statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.leafly.com. We make available, free of charge, on our investor relations website at https://investor.leafly.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Leafly Holdings, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(1)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022, as amended on Form 10-K/A on May 2, 2022;

(2)     the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 (filed on May 16, 2022) and June 30, 2022 (filed on August 12, 2022);

(3)     the Registrant’s Current Reports on Form 8-K filed on January 12, 2022, February 1, 2022, February 10, 2022 (as amended on March 31, 2022, which amendment contains the audited financial statements for Legacy Leafly’s latest fiscal year for which such statements have been filed), March 18, 2022, May 4, 2022, and July 15, 2022 (excluding any portions of the report deemed to have been furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items); and

(4)     the description of the Registrant’s common stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the DGCL also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation. The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

    The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

    The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of directors and officers to the maximum extent permitted by the DGCL. In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers. Each indemnification agreement provides that we will indemnify the director or executive officer to the fullest extent permitted by law if the director or officer was, is made, or is threatened to be made a party to any proceeding (including any criminal proceeding, if the director or officer had no reason to believe his or her conduct was unlawful), other than a proceeding by or in the right of the Registrant, for all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with such proceeding, or, for all expenses actually and reasonably incurred by the director or officer in connection with any proceeding by or in the right of the Registrant, in both cases, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The indemnification agreement also provides for, among other things, (i) partial indemnification of all expenses actually and reasonably incurred by the director or officer in the event that he or she was successful as to less than all of the claims in connection with any proceeding; (ii) that, in respect of any proceeding in which the Registrant is jointly liable with the director or officer, to the fullest extent permitted by law, the Registrant waives and relinquishes any right of contribution it may have against the director or officer; (iii) proportionate contribution by the Registrant of all expenses actually incurred and paid or payable in the event the director or officer shall elect or be required to pay all or any portion of a judgment or settlement in any proceeding in which the Registrant is jointly liable; and (iv) to the fullest extent permitted by law, that the Registrant will advance the expenses incurred by or on behalf of the director or officer in connection with any eligible proceeding, provided that the director or officer undertakes to repay the amounts advanced to the extent it is ultimately determined that the director or officer is not entitled to indemnification by the Registrant. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

The Registrant has purchased directors’ and officers’ liability insurance. The Registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit Number	Description
5.1+	Opinion of Perkins Coie LLP regarding legality of the common stock being registered
23.1+	Consent of Marcum LLP, Independent Registered Public Accounting Firm for Merida Merger Corp. I
23.2+	Consent of Marcum LLP, Independent Registered Public Accounting Firm for the Registrant
23.3+	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1+	Power of Attorney (see signature page)
99.1
The Leafly Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-39119) filed with the Commission on March 31, 2022)

99.2
The Leafly Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K (File No. 001-39119) filed with the Commission on March 31, 2022)

107+	Filing fee table
+    Filed herewith

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 17th day of August, 2022.

LEAFLY HOLDINGS, INC.
By:	/s/ Yoko Miyashita
Yoko Miyashita
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yoko Miyashita, Kimberly Boler and Suresh Krishnaswamy, or any of them, as his or her true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Yoko Miyashita Yoko Miyashita	Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2022
/s/ Suresh Krishnaswamy Suresh Krishnaswamy	Chief Financial Officer (Principal Financial and Accounting Officer)	August 17, 2022
/s/ Michael Blue Michael Blue	Director	August 17, 2022
/s/ Yoko Miyashita Yoko Miyashita	Director	August 17, 2022
/s/ Alan Pickerill Alan Pickerill	Director	August 17, 2022
/s/ Cassandra Chandler Cassandra Chandler	Director	August 17, 2022
/s/ Blaise Judja-Sato Blaise Judja-Sato	Director	August 17, 2022
/s/ Peter Lee Peter Lee	Director	August 17, 2022